                                                                    EXHIBIT 99.1

NEWS RELEASE

MEDIA CONTACT                              FINANCIAL ANALYST CONTACT
Bill Blanning                              William J. Ruehle
Sr. Director, Corporate Communications     Vice President and Chief Financial Officer
949-450-8700                               949-450-8700
blanning@broadcom.com                      billr@broadcom.com

INVESTOR RELATIONS CONTACT
Esteban R. Torres
949-585-5663
etorres@broadcom.com

                  BROADCOM CORPORATION COMPLETES ACQUISITION OF
                   HOTHAUS TECHNOLOGIES INC. AND ALTOCOM, INC.

IRVINE, Calif. and VANCOUVER, B.C. - August 31, 1999 - Broadcom Corporation (Nasdaq: BRCM), a leading provider of integrated circuits enabling high-speed broadband communications to and throughout the home and business, today announced that it has completed the acquisitions of HotHaus Technologies Inc. and AltoCom, Inc. The transactions were originally announced on July 18, 1999 and August 11, 1999, respectively.

HotHaus is a leader in OpenVoIP(TM) embedded communications software that enables transmission of digital voice, fax and data packets over data networks, including the Internet. Its suite of products provide the core voice, fax relay, data relay and telephony signaling for VoIP (Voice over Internet Protocol). The product suite runs on programmable digital signal processors (DSPs) and is used in gateways, cable modems, ADSL modems, remote access servers, LAN PBXs and Internet appliances.

AltoCom is an industry leader in offering complete software data/fax modem implementations for general purpose embedded processors, PC CPUs and DSPs. The company's line of SoftModem products solve OEM needs for high-speed data and fax modem functionality at a lower cost and power consumption than traditional hardware modem solutions.

In connection with the acquisitions, which closed today, Broadcom issued an aggregate of 3,361,571 shares of its Class B Common Stock and reserved an additional 258,263 shares of its Class B Common Stock for issuance upon exercise of outstanding employee stock options and other rights of HotHaus and AltoCom. The share issuances were exempt from registration pursuant to section 3(a)(10) of the Securities Act of 1933, as amended. Portions of the shares issued in each transaction will be held in escrow pursuant to the terms of the respective acquisition agreements, as well as various employee share repurchase agreements.

Existing shareholders of HotHaus were offered the election to receive shares of Broadcom Class B Common Stock or shares of Exchangeable Preferred Stock of a Broadcom Canadian subsidiary. Shares of the Exchangeable Preferred Stock may in turn be exchanged at the holder's request for shares of Broadcom Class B Common Stock on a one-for-one basis.

Shares of Broadcom's Class B Common Stock are identical to Broadcom Class A Common Stock except for certain voting rights, may be converted into Class A Common Stock at any time at the holder's option, and are automatically converted into Class A Common Stock upon sale and most other transfers. Broadcom's Class A Common Stock is traded on the Nasdaq National Market(R); the Class B Common Stock is not publicly traded. After giving effect to the acquisitions, Broadcom had outstanding approximately 103.1 million shares of Class A Common Stock and Class B Common Stock in the aggregate at August 31.

Each of the acquisitions will be accounted for as a pooling of interests. Broadcom's financial reports for the third fiscal quarter of 1999 (ending September 30) and prior periods will reflect the effect of the acquisitions. The company expects to record a one-time charge in the third quarter to cover related expenses.

Upon the closing, HotHaus became Broadcom Canada Ltd., a wholly-owned indirect subsidiary of Broadcom. It will continue to be headquartered in the Vancouver, B.C., area and maintain its existing office in Toronto, Ont. AltoCom will be integrated into Broadcom's Home Networking Business Unit based in Sunnyvale and Mountain View, Calif.

ABOUT BROADCOM

Broadcom Corporation is a leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, data and video content to and throughout the home and within the business enterprise. Using proprietary technologies and advanced design methodologies, the Company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed office networks, home networking, direct broadcast satellite and terrestrial digital broadcast, and digital subscriber line (xDSL). Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT OF BROADCOM CORPORATION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "may," "will" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom in connection with the described acquisitions include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through production readiness, integration issues, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; delays in the adoption and acceptance of industry standards in our target markets for VoIP and SoftModem technologies; our ability to specify, develop, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the rate at which our present and future customers and end-users adopt Broadcom's technologies and products; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders; the loss of a significant customer; the volume of our product sales and pricing concessions on volume sales; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; intellectual property disputes; wafer pricing and the availability of foundry capacity and raw materials; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; fluctuations in our manufacturing yields and other problems or delays in the fabrication, assembly, testing or delivery of our products; risks and uncertainties associated with international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; the quality of our products; potential business disruptions, claims, expenses and other difficulties resulting from "Year 2000" problems in computer-based systems used by us, our suppliers or our customers; general economic conditions and specific conditions in the markets we address; and other factors.

Our recent Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

                                      -###-

Broadcom(R), HotHaus(TM), AltoCom(R), OpenVoIP(TM) and the pulse logo are trademarks of Broadcom Corporation and/or its subsidiaries. All other trademarks are the property of their respective owners.